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                                                                   Exhibit 4.4

                             SELECT COMFORT CORPORATION

                 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement dated as of this 28th day of December, 1995 (this "AGREEMENT"), is by and among Select Comfort Corporation, a Minnesota corporation (the "COMPANY"), and each of the Holders, as hereinafter defined.

                               PRELIMINARY STATEMENT

     This Agreement supersedes the Amended and Restated Registration Rights Agreement dated September 8, 1994.

     Certain of the Holders have agreed to purchase shares of the Series E Preferred described below on the conditions, among others, that: the Company grant the registration rights set forth in this Agreement; and the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred agree to consolidate their registration rights in this Agreement along with those granted to the holders of Series E Preferred.

     To induce those certain Holders to purchase Series E Preferred and in consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Holders agree as follows.

                                     AGREEMENT

     SECTION 1.     DEFINITIONS.

     1.1 As used in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

     "BOARD" means the Board of Directors of the Company.

     "COMMISSION" means the Securities and Exchange Commission, and any successor thereto.

     "COMMON" means the Company's Common Stock, $.01 par value per share.

     "CONVERSION STOCK" means shares of Common issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.


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     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDERS" means (a) holders as of the date of this Agreement of Preferred or Conversion Stock, each of whom is listed on Exhibit A to this Agreement, and
(b) any subsequent legal or beneficial owner of Preferred or Conversion Stock who has become a party to this Agreement in accordance with Section 14 of this Agreement.

     "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

     "PREFERRED" means the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred.

     "REGISTRABLE COMMON" means (a) any shares of Common then outstanding which were issued upon conversion of Preferred; and (b) any shares of Common then issuable upon conversion of then-outstanding Preferred; and (c) any shares of Common then outstanding which were issued as, or were issued directly or indirectly upon the conversion of other Securities issued as, a dividend or other distribution with respect to, or in replacement of, Preferred or other Registrable Common; and (d) any shares of Common then issuable directly or indirectly upon the conversion or exercise of other Securities issued as a dividend or other distribution with respect to, or in replacement of, Preferred or other Registrable Common; provided, however, that outstanding shares of Common shall no longer be Registrable Common when they shall have been (y) effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (z) sold pursuant to Rule 144.

     "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

     "SECURITIES" means any debt or equity securities of the Company, whether now or hereafter authorized and any instrument convertible into, or exercisable or exchangeable for, Securities or a Security.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SERIES A PREFERRED" means (a) the 4,458,852 outstanding shares of the Company's Series A Convertible Preferred Stock, $1.00 par value, and any shares of Series A Convertible Preferred Stock issued in payment of a dividend upon any share of Series A Convertible Preferred Stock and (b) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series A Preferred except shares of Registrable Common.

     "SERIES A PURCHASE AGREEMENT" means the Stock Purchase Agreement dated September 11, 1991, as amended, among the Company and certain of the Holders.

     "SERIES B PREFERRED" means (a) the 2,400,000 outstanding shares of the Company's Series B Convertible Preferred Stock, $1.25 par value, and any shares of Series B Convertible


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Preferred Stock issued in payment of a dividend upon any share of Series B
Convertible Preferred Stock and (b) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series B Preferred except shares of Registrable Common.

     "SERIES B PURCHASE AGREEMENT" means the Series B Convertible Preferred Stock Purchase Agreement dated April 23, 1993, among the Company and certain of the Holders.

     "SERIES C PREFERRED" means (a) the 2,292,635 outstanding shares of the Company's Series C Convertible Preferred Stock, $1.00 par value, and any shares of Series C Convertible Preferred Stock issued in payment of a dividend upon any share of Series C Convertible Preferred Stock, and (b) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series C Preferred except shares of Registrable Common.

     "SERIES C PURCHASE AGREEMENT" means the Series C Convertible Preferred Stock Purchase Agreement dated October 18, 1993, among the Company and certain of the Holders.

     "SERIES D PREFERRED" means (a) the 2,083,332 outstanding shares of the Company's Series D Convertible Preferred Stock, $1.00 par value, and any shares of Series D Convertible Preferred Stock issued in payment of a dividend upon any share of the Series D Convertible Preferred Stock, and (b) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series D Preferred except shares of Registrable Common.

     "SERIES D PURCHASE AGREEMENT" means the Stock Purchase Agreement dated September 8, 1994, among the Company and certain of the Holders.

     "SERIES E PREFERRED" means (a) the 857,143 outstanding shares of the Company's Series E Convertible Preferred Stock, $1.00 par value, and any shares of Series E Convertible Preferred Stock issued in payment of a dividend upon any share of the Series E Convertible Preferred Stock, and (b) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series E Preferred except shares of Registrable Common.

     "SERIES E PURCHASE AGREEMENT" means the Stock Purchase Agreement dated December 28, 1995, among the Company and certain of the Holders.

     "SHORT FORM" means Form S-2 or Form S-3 under the Securities Act, and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to either of those forms, regardless of its designation.

     1.2 For purposes of references in this Agreement to Securities "equivalent to" an amount of Registrable Common issued and issuable, a Holder of Preferred will be deemed to be the Holder of Registrable Common issuable upon conversion of such Preferred but not then issued (disregarding any legal restriction then applicable to the conversion of such Preferred), and the Registrable Common issuable but not then issued with respect to outstanding Preferred will be included in the total number of Registrable Common.

     SECTION 2.     PRIOR AGREEMENTS.


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     2.1  The Amended and Restated Registration Rights Agreement dated September
8, 1994 is hereby amended and restated in its entirety by this Agreement and shall have no further force or effect.

     2.2 Article 12 of the Series A Purchase Agreement is hereby deleted and replaced in its entirety by the provisions of this Agreement. Such Article 12 of the Series A Purchase Agreement is of no further force or effect.

     SECTION 3.     REGISTRATIONS ON LONG FORMS.

     3.1 By a written notice to the Company given any time after January 1, 1997, the Holder or Holders of Preferred or Conversion Stock equivalent to: (a) more than 66-2/3% of the Common issued and issuable upon conversion of the Series A Preferred; (b) more than 66-2/3% of the Common issued and issuable upon conversion of the Series B Preferred; (c) more than 66-2/3% of the Common issued and issuable upon conversion of the Series C Preferred; (d) more than 66-2/3% of the Common issued and issuable upon conversion of the Series D Preferred; and
(e) more than 66-2/3% of the Common issued and issuable upon conversion of the Series E Preferred, may from time to time request that the Company register any Registrable Common specified in the notice, under the Securities Act and under other relevant securities laws, for disposition in accordance with methods stated in the notice.

     3.2 When the Company receives a registration notice under Section 3.1, it shall promptly deliver a copy of the registration notice to each Holder who is not a party to the registration notice, each of whom may then specify, by prompt notice to the Company, a number of shares of Registrable Common held by or issuable to it which it wishes to include in any registration pursuant to the registration notice under Section 3.1.

     3.3 When the Company receives a registration notice under Section 3.1, it shall use its best efforts to effect the registration under the Securities Act of Registrable Common specified in the registration notice under Section 3.1 and subsequent notices under Section 3.2, all to the extent requisite to permit disposition by such Holders in accordance with the intended methods of disposition described in the registration notice.

     SECTION 4.     REGISTRATIONS ON SHORT FORMS.

     4.1 If at any time the Company is a registrant entitled to use a Short Form to register Registrable Common, Holders of Preferred and Conversion Stock equivalent to more than 50% of the Common issued and issuable upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred, collectively, may, by a written notice to the Company, request that the Company register Registrable Common specified in the notice on a Short Form.

     4.2 When it receives a notice under this Section 4, the Company shall use its best efforts to effect the expeditious registration under the Securities Act on the Short Form specified


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in the notice, of Registrable Common specified in the notice which is not then freely transferable under the provisions of subsection (k) of Rule 144.

     SECTION 5. INCIDENTAL REGISTRATION. Each time the Company proposes to register any of its Securities under the Securities Act (other than pursuant to Section 3 of this Agreement), it will give at least 60 days advance written notice of its intention to do so to each Holder. Each Holder may then specify, by prompt notice to the Company, a number of shares of Registrable Common held by it which it wishes to include in the Company's proposed registration. Subject to the market cutback limitations of Section 10, the Company will use its best efforts to effect the registration under the Securities Act of Registrable Common specified by Holders under this Section 5 which is not then freely transferable under the provisions of subsection (k) of Rule 144; PROVIDED, however, that the Company shall have the right to discontinue its efforts to register any Securities pursuant to this Section 5, if it reasonably believes such action is in the best interest of the Company.

     SECTION 6. LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding any contrary provision of this Agreement:

          (a) the Company shall not be required to effect more than two registrations pursuant to Section 3 (provided, however, that a demand for registration shall not count as a registration under this clause (a) if either (y) the registration statement filed with respect to such registration is not declared effective by the Commission for reasons other than the Holders not proceeding with such registration, or (z) each Holder requesting registration of Registrable Common under Sections 3.1 and 3.2 does not register and sell at least 90% of the Registrable Common it has requested be registered in such registration for reasons other than its voluntary decision not to do so); and

          (b) the Company shall not be required to effect more than one registration pursuant to Section 3 in any twelve-month period; and

          (c) the Company shall not be required to pay the expenses for a registration pursuant to Section 4 if the minimum offering for such registration is less than $1,000,000; and

          (d) Section 5 shall not apply to a registration effected solely to implement an employee benefit plan or to any other form or type of registration which does not permit inclusion of Registrable Common pursuant to Commission rule or practice; and

          (e) the rights to registration granted under this Agreement shall terminate as to any particular Common when such Registrable Common shall have been (i) effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, or (ii) sold pursuant to Rule 144.

     SECTION 7.     REGISTRATION PROCEDURES


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     7.1  Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Common under the Securities Act, the Company will, as expeditiously as possible:

          (a) in the case of a registration required under Section 3, engage the underwriters designated by the Holders of a majority of the Registrable Common giving notice under Section 3;

          (b) before filing each registration statement or prospectus or amendment or supplement thereto with the Commission, furnish counsel for the sellers with copies of all such documents proposed to be filed;

          (c) prepare and file with the Commission a registration statement with respect to such Registrable Common and use its best efforts to cause such registration statement to become and remain effective for the period provided in Section 7.2;

          (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Common covered by such registration statement in accordance with the intended methods of disposition set forth in such registration statement;

          (e) prepare and promptly file with the Commission, and notify each seller of such Registrable Common immediately after the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, during such periods as a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and notify each seller immediately after its discovery of such event;

          (f) furnish to the underwriters and each seller of such Registrable Common such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such underwriters or seller may reasonably request in order to facilitate the disposition of the Registrable Common subject to such registration statement in accordance with such registration statement;

          (g) use its best efforts to register or qualify any Registrable Common covered by such registration statement under the securities or blue sky laws of such jurisdiction within the United States of America as the seller or the underwriters reasonably request, and to take any other acts which a seller or the underwriters may reasonably request under such securities or blue sky laws to enable the consummation of the disposition in such


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     jurisdictions of such Registrable Common (provided, however, that the Company shall not be required under this Agreement (i) to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify, or (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction);

          (h) provide a transfer agent and registrar for all Registrable Common sold under the registration not later than the effective date of the registration statement;

          (i) use its best efforts to cause all Registrable Common sold under the registration to be listed on each securities exchange or to be qualified and eligible for trading in any automated quotation system, if any, on which similar Securities issued by the Company are then listed or traded or, if no such listing or qualification has then occurred, to cause such Securities to be so listed or qualified on an exchange or in a trading system that is reasonably acceptable to the Holders of a majority of the Registrable Common being sold;

          (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, or the Holders of more than 50% of the Registrable Common being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Common (including, without limitation, effecting a stock split or a combination of shares);

          (k) advise each seller of Registrable Common, immediately after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (1) make available for inspection by the sellers of Registrable Common, any underwriter participating in any deposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter in connection with such registration statement, all subject to such limitations as the Company reasonably deems appropriate in order to protect the Company's confidential or proprietary information.

     7.2 Notwithstanding any contrary provision of this Section 7, the Company shall not be required to maintain the effectiveness of any registration statement for a period in excess of 180 days or until the sellers have sold or otherwise disposed of their Registrable Common registered under such registration statement, whichever is earlier.


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     7.3  It shall be a condition precedent to the inclusion of the Registrable
Common of any Holder in a registration effected pursuant to this Agreement that such Holder shall (a) furnish to the Company such information regarding such Holder, the Registrable Common of such Holder to be registered and the intended method of disposition of such Registrable Common, and (b) execute such indemnities, underwriting agreements and other documents, as the Company or the managing underwriter shall reasonably request in order to satisfy the requirements applicable to such registration.

     SECTION 8. EXPENSES. The Company shall pay all expenses incurred in effecting all registrations of Registrable Common provided for in Section 3, 4 and 5 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the sellers selected by the Holders of more than 50% of the Registrable Common subject to such registration, underwriting expenses other than discounts and commissions, and expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 7.1 (g) of this Agreement.

     SECTION 9.     INDEMNIFICATION.

     9.1 In the event of any registration of any of its Registrable Common under the Securities Act pursuant to this Agreement, the Company agrees, to the extent permitted by law, to indemnify and hold harmless each seller of Registrable Common, and each Affiliate of such seller, against any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

          (a) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any amendment or supplement thereto, or

          (b) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading,

except insofar as any such loss, claim, damage or liability is:

          (x) caused by the inclusion of any information furnished in writing to the Company by such seller expressly for use in connection with such registration, or

          (y) caused by such seller's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder, or

          (z) caused by the use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of notice from the Company that it should no longer be used.


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In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the sellers of Registrable Common. The Company shall reimburse each Person indemnified pursuant to this Section 9.1 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 9.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 9.1 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common by a seller.

     9.2 In the event of any registration of any Registrable Common under the Securities Act pursuant to this Agreement, each Holder agrees to furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus in connection with the registration or any amendment or supplement thereto.

     9.3 To the extent permitted by law, and subject to the limitation set forth in the last sentence of this Section 9.3, each Holder which is a seller of Registrable Common in a registration pursuant to this Agreement agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, each other seller of Securities in such registration, each Affiliate of each such other seller, and each Affiliate of the Company, against:

          (a) any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

               (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any amendment or supplement thereto, or

               (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading,

     but only insofar as any such loss, claim, damage or liability is caused by the inclusion of any information furnished in writing to the Company by the indemnifying seller expressly for use in connection with such registration, and excluding any such loss, claim, damage or liability which is caused by or contained in such statements, or caused by such omissions, based upon the authority of an expert as defined in the Securities Act (but only if the indemnifying seller had no grounds to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact); and


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          (b)  any losses, claims, damages or liabilities, joint or several, arising out of or based upon any failure by such seller to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder. In connection with an underwritten offering, each seller will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the Company and other sellers. Each seller shall reimburse each Person indemnified pursuant to this Section 9.3 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 9.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 9.3 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common by an indemnifying seller, and transfer of other Securities by any other indemnified seller. Notwithstanding any contrary provision of this Agreement, however, the liability under this Section 9 of each Holder which is a seller of Registrable Common shall be limited in the aggregate, with respect to the claims of all indemnified Persons taken as a whole, not to exceed the amount of proceeds to the indemnifying seller from the sale of the Registrable Common sold by the indemnifying seller.

     9.4 Indemnification similar to that specified in Sections 9.1 and 9.3 (with such modifications as shall be appropriate) shall be given by the Company and each Holder of any Registrable Common covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

     9.5 In the event the Company or any Holder receives a complaint, claim or other notice of any loss, claim, damage, liability or action, giving rise to claim for indemnification under this Section 9, the Person claiming indemnification shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. After notice from the indemnifying Person to such indemnified Person of its election to so assume the defense of such loss, claim, damage, liability or action, the Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the Person claiming indemnification reasonably believes that the ability of the counsel defending such action to defend such Person's interests therein is affected adversely and materially by a conflict of interest) and the indemnifying Person shall not be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent, which consent will not be unreasonably withheld.

     SECTION 10.    MARKETING RESTRICTIONS.

     10.1 If:


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          (a)  a registration is to be made pursuant to a registration notice under Section 3 or Section 4 of this Agreement, and

          (b) the offering proposed to be made by the Holder or Holders for whom such registration is to be made is to be an underwritten public offering, and

          (c) the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum number of shares of Common (as specified in such opinion) which can be marketed at a price reasonably related to the current market value of such Common and without otherwise materially and adversely affecting such offering, then the rights of the Holders, of the holders of other Securities having the right to include Common in such registration and of the Company to participate in such offering shall be in the following order of priority:

          First: the Holders of Preferred and Conversion Stock shall be entitled to participate in such offering to the extent of such maximum number of shares of Common, or of the aggregate number of shares of Registrable Common that all such Holders shall have requested be registered, whichever is less, pro rata among themselves in accordance with the number of shares of Registrable Common which each such Holder shall have requested be registered; and then

          Second: if such maximum number of shares of Common exceeds the aggregate number of shares of Registrable Common that all such Holders shall have requested be registered, the Company and all holders of other Securities having the right to include such Securities in such registration shall be entitled to participate pro rata in accordance with the number of shares proposed to be registered by them; and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriter.

     10.2 If:

          (a) any Holder of Preferred or Registrable Common requests registration of Registrable Common under Section 5 of this Agreement, and

          (b) the offering proposed to be made is to be an underwritten public offering, and

          (c) the managing underwriters of such public offering furnish a written opinion that the total amount of Securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed


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

     at a price reasonably related to the then current market value of such Securities and without materially and adversely affecting such offering,

then the rights of the Holders, of the holders of other Securities having the right to include such Securities in such registration and of the Company to participate in such offering shall be in the following order of priority:

          First: the Person or Persons (including the Company in the case of a primary offering) requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, that shall exist among them; and then

          Second: the holders of Preferred and Conversion Stock shall be entitled to participate in such offering, pro rata among themselves in accordance with the number of shares of Registrable Common which each such holder shall have requested be registered; and then

          Third: all other holders (including the Company, if such registration shall have been required by a Person other than the Company) of Securities having the right to include such Securities in such registration shall be entitled to participate pro rata in accordance with the number of shares proposed to be registered by them;

and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriter.

     10.3 In connection with any offering involving an underwriting of Registrable Common pursuant to Section 5 of this Agreement, the Company shall not be required to include any of the Registrable Common of a Holder in such offering unless such Holder agrees to the terms of the underwriting (regarding pricing, underwriting discounts and commissions) agreed to between the Company and the underwriter or underwriters selected by the Company.

     SECTION 11. SALE OF PREFERRED TO UNDERWRITER. Notwithstanding anything in this Agreement to the contrary, in lieu of converting any Preferred to Conversion Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Agreement, the Holder of such Preferred may sell such Preferred to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Preferred into Conversion Stock before making any distribution pursuant to such registration statement and agreeing to include such Conversion Stock among the Securities being offered pursuant to such registration statement. The Company agrees to cause such Conversion Stock to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting and to register the Preferred in any registration statement so that the Holder may make the sale described in the first sentence of this Section 11.

     SECTION 12. LOCKUP AGREEMENT. Each Holder agrees in connection with any registration of any of the Company's Securities that, upon the request of the underwriters managing any underwritten offering of the Company's Securities, he or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities of the Company (other than the Securities included in the registration) without the prior written consent of such underwriters for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

     SECTION 13. COMPLIANCE WITH RULE 144. In the event that the Company (a) registers a class of Securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any Holder who proposes to sell Securities in compliance with Rule 144, the Company shall, to the extent necessary to enable such Holder to comply with such Rule, (y) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144 and (z) make available to the public and such Holders such information as will enable the Holders to make sales pursuant to Rule 144.

     SECTION 14. ASSIGNABILITY OF REGISTRATION RIGHTS. The rights set forth in this Agreement shall accrue to each subsequent Holder of Preferred or Registrable Common who shall have executed a written consent agreeing to be bound by the terms and conditions of this Agreement as a party to this Agreement.

     SECTION 15. CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated orally, but only by a statement, in writing, executed by the Company and 75% in interest of the Holders.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be executed on the day first above written.

                                       SELECT COMFORT CORPORATION,
                                       a Minnesota corporation

                                       By:  /s/
                                           ------------------------------------
                                           Its:  CEO
                                                 ------------------------------

                                    ST. PAUL FIRE AND MARINE INSURANCE CO.,
                                    a Minnesota corporation

                                    By: /s/
                                        ---------------------------------------
                                        Its: ---------------------------------

                                    CHERRY TREE VENTURES IV,
                                    a Minnesota Limited Partnership

                                    By: /s/
                                        ---------------------------------------
                                        Its General Partner

                                    CONSUMER VENTURE PARTNERS I, L.P., a
                                    Delaware Limited Partnership

                                    By:  Consumer Venture Associates, L.P.,
                                    Its General Partner

                                    By: /s/
                                        ---------------------------------------
                                        Its General Partner

                                    CONSUMER VENTURE PARTNERS II, L.P., a
                                    Delaware Limited Partnership

                                    By: Consumer Venture Associates II, L.P.,
                                    Its General Partner

                                    By: /s/
                                        ---------------------------------------
                                        Its General Partner



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